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                                                                    Exhibit 5.01
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                               November 29, 1999


Egghead.com, Inc. (formerly Onsale, Inc.)
1350 Willow Road
Menlo Park, CA 94025


Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Egghead.com, Inc., a Delaware corporation formerly known as Onsale, Inc. (the "Company"), with the Securities and Exchange Commission (the "Commission") on or about November 29, 1999 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,363,819 shares of the Company's Common Stock, $0.001 par value (the "Stock"), which are subject to issuance by the Company upon the exercise of the following rights.

     (a)  Stock options originally granted by the following:

          (i) Egghead.com, Inc., a Washington corporation ("Egghead WA") that has since been renamed EO Corporation, and that is a subsidiary of the Company, under the:

               (A)   Egghead WA 1997 Nonofficer Employee Stock Option
                     Plan;

               (B)   Egghead WA Amended and Restated 1993 Stock Incentive Plan;
                     and

               (C)   Egghead WA Restated Nonemployee Director Stock Option
                     Plan.

         (ii) Surplus Software, Inc., an Oregon corporation, under the Surplus Software, Inc. 1996 Stock Option Plan.

     (b) Purchase rights granted under the Egghead WA 1989 Employee Stock Purchase Plan.

Each option and purchase right was assumed by the Company pursuant to the Agreement and Plan of Merger dated as of July 13, 1999 among the Company, Egghead WA and EO Corporation (the "Merger Agreement"). The Egghead WA 1997 Nonofficer Employee Stock Option Plan, Egghead WA Amended and Restated 1993 Stock Incentive
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Compensation Plan, Surplus Software, Inc. 1996 Stock Option Plan
and Egghead WA Restated Nonemployee Director Stock Option Plan are collectively referred to in this letter as the "Option Plans."

     In rendering this opinion, we have examined the following:

     (1) your registration statement on Form 8-A filed with the Commission on March 11, 1997 (File No. 000-21945), together with the order of effectiveness issued by the Commission therefor on April 17, 1997;

     (2)  your quarterly report on Form 10-Q for the quarter ended
          September 30;

     (3) the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference;

     (4) the prospectus prepared in connection with the Registration Statement (the "Prospectus");

     (5) the Option Plans, the Egghead WA 1989 Employee Stock Purchase Plan and related stock option agreement forms;

     (6) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books and the minute books of your predecessor, Onsale, Inc., a California corporation ("Onsale California"), that are in our possession;

     (7) the minutes of meetings and actions by written consent of the sole stockholder and the Board of Directors of EO Corporation that are contained in the minute book of EO Corporation that is in our possession;

     (8) your Amended and Restated Certificate of Incorporation and your Amended and Restated Bylaws that are listed as exhibits to the Registration Statement;

     (9) the stock records for both you and Onsale California that you have provided to us (consisting of a certificate from your transfer agent of even date herewith verifying the number of your issued and outstanding shares of capital stock as of the date hereof and summary reports from you confirming the number of your issued and outstanding shares of capital stock and the number of options, warrants and any other rights to acquire shares of your capital stock outstanding as of the date hereof); and

     (10) a Management Certificate addressed to us and dated of even date herewith executed by you containing certain factual and other representations; and

     (11) the Merger Agreement.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and the completeness of all documents submitted to us as originals, the

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conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public records and documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not
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aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California and (without reference to any case law or secondary sources) the existing Delaware General Corporation Law.

     Based on the foregoing, it is our opinion that:

     (i) the up to 1,348,819 shares of Stock that may be issued and sold by you pursuant to the exercise of the Assumed Options, when issued, sold and delivered in the manner and for the consideration stated in the Prospectus and the Registration Statement and in accordance with the Stock Option Plans and any applicable stock option agreement with respect to the Assumed Options, will be validly issued, fully paid and nonassessable; and

     (ii) the up to 15,000 shares of Stock that may be issued and sold by you upon the exercise of purchase rights granted under the Egghead WA 1989 Employee Stock Purchase Plan, when issued, sold and delivered in the manner and for the consideration stated in the Prospectus and the Registration Statement and in accordance with the Egghead WA 1989 Employee Stock Purchase Plan and any applicable purchase agreements entered into thereunder, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto.

     This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended

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solely for your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                              Very truly yours,

                              FENWICK & WEST LLP

                              By: /s/ Horace L. Nash
                                 ____________________________
                                 Horace L. Nash, a Partner

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